UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8955 U.S. Highway 301 N., No. 192 Parrish, Florida		34219
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 6, 2013, the Board of Directors recommended and the majority shareholder (holding 65% of the voting shares) voted in favor of increasing the authorized capital of the Company from 950,000,000 (nine-hundred and fifty million) to 5,950,000,000 (five billion nine-hundred and fifty million) shares, to be effective November 10, 2014.  No change was made to the number of preferred shares authorized.  Accordingly, as of November 10, 2014, the total authorized capital of the Company is comprised of 5,949,900,000 (five billion nine-hundred forty nine million nine hundred thousand) shares of common stock, par value $0.00001 per share; 10,000 (ten thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 90,000 (ninety thousand) shares of Preferred Stock, Series B, par value $0.001 per share.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1h	Articles of Amendment to Articles of Incorporation, November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

November 7, 2014	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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